As filed with the Securities and Exchange Commission on October 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE VITA COCO COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3713156
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

250 Park Avenue South, 7th Floor

New York, New York 10003

Telephone: (212) 206-0763

(Address of principal executive offices) (Zip code)

All Market Inc. 2014 Stock Option and Restricted Stock Plan

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full title of the plans)

Michael Kirban

Chairman and Co-Chief Executive Officer

The Vita Coco, Inc.

250 Park Avenue South, 7th Floor

New York, New York 10003

(Name and address of agent for service)

(212) 206-0763

(Telephone number, including area code, of agent for service)

Copy to:

Ian D. Schuman, Esq.

Stelios G. Saffos, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share
All Market Inc. 2014 Stock Option and Restricted Stock Plan	4,179,175 (2)	$10.05 (3)	$42,000,709	$3,894
2021 Incentive Award Plan	6,800,000 (4)	$15.00 (5)	$102,000,000	$9,456
2021 Employee Stock Purchase Plan	2,300,000 (6)	$15.00 (5)	$34,500,000	$3,199
Total	13,279,175	—	$178,500,709	$16,549

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 per share (“Common Stock”), of The Vita Coco Company, Inc. (the “Company”) that become issuable under the Company’s 2014 Stock Option and Restricted Stock Plan (the “2014 Plan”), the Company’s 2021 Incentive Award Plan (“2021 Plan”), the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock issuable upon the exercise of outstanding options under the 2014 Plan.
(3)

Estimated in accordance with Rule 457(h) of the Securities Act, and solely for the purposes of calculating the amount of the registration fee on the basis of the weighted-average exercise price of $10.05 per share for outstanding stock options exercisable for Common Stock under the 2014 Plan.

(4)

Approximately reflects 3,431,312 shares of Common Stock reserved for initial issuance under the 2021 Plan, and approximately three years of the annual evergreen increases pursuant to the 2021 Plan. The number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on the first day of each year beginning in 2022 and ending in and including 2031, equal to the lesser of (A) two percent (2%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our board of directors.

(5)

Pursuant to Rule 457(h) under the Securities Act, and solely for purposes of calculating the amount of the registration fee, the proposed maximum offering price is based on the initial public offering price of the Common Stock ($15.00 per share).

(6)

Approximately reflects 571,885 shares of Common Stock initially available for issuance under the 2021 ESPP, and approximately three years of annual evergreen increases pursuant to the 2021 ESPP. The number of shares of Common Stock reserved for issuance under the 2021 ESPP will automatically increase on the first day of each year beginning in 2022 and ending in and including 2031, equal to the lesser of (A) one percent (1%) of the outstanding shares of Common Stock on the last day of the immediately preceding calendar year and (B) such lesser amount as determined by our board of directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by The Vita Coco Company, Inc. (the “Registrant”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a) the description of the Registrant’s Common Stock contained in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended (File. No.  333-259825), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A (File No. 001-40950) filed with the Commission on October 21, 2021, pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to such specific section of such statements as set forth therein.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K (including any exhibits furnished on such form that relate to such items) be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated certificate of incorporation authorizes the indemnification of its officers and directors, consistent with Section 145 of the DGCL.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

In connection with its initial public offering, the Registrant entered into indemnification agreements with each of its directors and officers. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of the Registrant’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of The Vita Coco Company, Inc., as amended (currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259825) filed on October 12, 2021).

4.2	Bylaws of The Vita Coco Company, Inc., as amended (currently in effect) (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259825) filed on September 27, 2021).

4.3	Amended and Restated Certificate of Incorporation of The Vita Coco Company, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259825) filed on October 12, 2021).

4.4	Amended and Restated Bylaws of The Vita Coco Company, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259825) filed on October 12, 2021).

4.5	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259825) filed on September 27, 2021).

5.1*	Opinion of Latham & Watkins LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

99.1	2014 Stock Incentive Plan, as amended, and form of option agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259825) filed on October 12, 2021).

99.2*	2021 Incentive Award Plan, and forms of award agreements thereunder.

99.3	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-259825) filed on October 12, 2021).

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of October, 2021.

THE VITA COCO COMPANY, INC.

By:	/s/ Michael Kirban
Michael Kirban
Chairman and Co-Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of The Vita Coco Company, Inc., hereby severally constitute and appoint Michael Kirban, Martin Roper and Kevin Benmoussa, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Michael Kirban
Michael Kirban	Chairman and Co-Chief Executive Officer (Principal Executive Officer)	October 21, 2021

/s/ Martin Roper	Director and Co-Chief Executive Officer
Martin Roper		October 21, 2021

/s/ Kevin Benmoussa
Kevin Benmoussa	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2021

/s/ Axelle Henry
Axelle Henry	Director	October 21, 2021

/s/ John Leahy
John Leahy	Director	October 21, 2021

/s/ Ira Liran
Ira Liran	Director	October 21, 2021

/s/ Eric Melloul
Eric Melloul	Director	October 21, 2021

/s/ Jane Morreau
Jane Morreau	Director	October 21, 2021

/s/ Kenneth Sadowsky
Kenneth Sadowsky	Director	October 21, 2021

/s/ John Zupo
John Zupo	Director	October 21, 2021